FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "First Amendment") is entered into as of July 19, 2021 (the "First Amendment Effective Date") by and between Nicholas Alvarez, an individual and resident of the State of New York, (the "Employee") and LifeMD, Inc. (formerly known as Conversion Labs, Inc.), (the "Company"), a Delaware Corporation. The Employee and the Company are also each hereinafter referred to individually as a "Party" and together as the "Parties".

RECITALS

WHEREAS, on December 8, 2020, the Company and the Employee entered into an Amended and Restated Employment Agreement, whereby Employee continued to serve the Company, but in the new capacity as Chief Acquisition Officer.

WHEREAS, as partial consideration for entering into that Amended and Restated Employment Agreement, Employee received an annual "Base Salary" of $172,400.

WHEREAS, as partial consideration for entering into that Amended and Restated Employment Agreement, Employee was eligible to receive, *inter alia*, a discretionary Performance Bonus for each calendar year during the term, in the Company's sole discretion and to be paid as and when determined by the Board.

WHEREAS, the Parties desire to amend the Amended and Restated Employment Agreement, subject to the restrictions set forth further below, to (i) increase the base salary to $300,000 per year effective immediately; (ii) specify that the discretionary Performance Bonus may be up to $125,000; and (iii) change the governing law to the state of New York to reflect the New York residenceof Employee.

WHEREAS, for avoidance of doubt, the Amended and Restated Employment Agreement remains in full effect, subject only to the First Amendment, as set forth below;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree to the following First Amendment, where the Amended and Restated Employment Agreement shall be amended as follows:

1. First Amendment.

   a. Paragraph 4. (a) "Base Salary" of the Amended and Restated Employment Agreement is hereby deleted in its entirety and replaced with the following:

      "4. (a) Base Salary. The Company shall pay Employee a base salary at the rate of Three Hundred Thousand dollars ($300,000) per year (the "Base Salary"), in accordance with the customary payroll practices of the Company applicable to executives. During the Employment Term, the Company's Compensation Committee of the Board shall review the Base

Salary and may provide for such increases (but not decreases) in Base Salary as it may, in its sole and absolute discretion, deem appropriate."

b. Paragraph 4. (b) "Bonus Plans" of the Amended and Restated Employment Agreement is hereby deleted in its entirety and replaced with the following:

"4. (b) Bonus Plans.

(i) Employee shall be eligible to receive a discretionary "Performance Bonus" for each calendar year during the Term of up to $125,000. The Performance Bonus, if any, shall be determined on a calendar year basis in the Company's sole discretion and shall be paid as and when determined by the Board, but no later than March 15 of the calendar year following the year to which the Performance Bonus is attributable.

(ii) Employee shall further be entitled to participate in such bonus programs and plans as the Company makes available from time to time to Company employees of comparable status, subject to, and to the extent that, Employee is eligible under such bonus programs and plans in accordance with their respective terms."

c. Paragraph 16. "Governing Law" of the Amended and Restated Employment Agreement is hereby deleted in its entirety and replaced with the following:

"16. Governing Law. This Agreement and the rights and obligations of the Parties shall be governed and construed and enforced in accordance with the substantive laws of New York."

2. Governing Law; Jurisdiction. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal proceeding arising out of or based upon this First Amendment shall be governed by all dispute resolution provisions of the Amended and Restated Employment Agreement, shall be instituted in the federal courts or the courts of the State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding.

3. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

[signatures on following page]

IN WITNESS WHEREOF, each of the undersigned hereby (a) executes this First Amendment; (b) confirms its agreement with the provisions and covenants herein provided; and (c) agrees to be bound by this First Amendment.

EXECUTED as of the First Amendment Effective Date, as set forth above.

LIFEMD, INC.



By: Justin Schreiber, Chairman & CEO

EMPLOYEE



By: Nicholas Alvarez, Chief Acquisition Officer